Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Banco Santander, S.A. of our report dated February 27, 2026, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Banco Santander, S.A.’s Annual Report on Form 20‑F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.

Madrid, Spain
March 12, 2026